AMBAC ASSURANCE CORPORATION
                                     One State Street Plaza
                                     New York, NY 10004
                                     212.668.0340

                                     A MEMBER OF THE AMBAC FINANCIAL GROUP, INC.



March 16, 2005

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

Re:     First Investors Tax-Exempt Funds
        --------------------------------

Dear Sir/Madam:

We hereby consent to the use of our name and the reference to our firm to each of the following host-Effective Amendments on Form N IA and related Prospectus and Statement of Additional Information:

     o Post-Effective Amendment No. 31 to the Registration Statement of First Investors Multi-State Insured Tax Free Fund;

     o Post-Effective Amendment No. 40 to the Registration Statement of First Investors Insured Tax Exempt Fund, Inc.;

     o Post-Effective Amendment No. 31 to the Registration Statement of First Investors Insured Tax Exempt Fund II, a series of Executive Investors Trust;

     o Post-Effective Amendment No. 42 to the Registration Statement of First Investors Insured Intermediate Tax Exempt Fund, a series of First Investors Series Fund; and

     o Post-Effective Amendment No. 27 to the Registration Statement of First Investors New York Insured Tax Free Fund, Inc.

If you have any questions, please do not hesitate to contact me at 212-208-3344.

Sincerely,



/s/ Eileen L. Kirchoff
-----------------------
Eileen L. Kirchoff
First Vice President
and Assistant General Counsel